UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Ft. Pierce, Florida 34982

(Address of principal executive offices)

(772) 429-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2026, the Board of Directors (the “Board”) of Twin Vee PowerCats Co. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), appointed Joseph Visconti to serve as Interim Chief Financial Officer of the Company, effective immediately. Mr. Visconti succeeds Interim Chief Financial Officer Scott Searles, who was appointed in September 2025 and whose employment with the Company terminated effective as of January 9, 2026. Mr. Visconti will now serve as the Company’s Chief Executive Officer, Interim Chief Financial Officer, President and Chairman of the Board and will act as the Company’s principal executive officer, principal financial officer and principal accounting officer.

Mr. Visconti, 61, has been the Company’s Chief Executive Officer and Chairman of the Board since 2015. Mr. Visconti served as President from 2015 to 2024 and was recently reappointed President in January 2025. With over 25 years of executive level operational and financial experience, Mr. Visconti was the founder, CEO and President of two previous companies; the first company was a regional Investment Bank that he built to over 400 employees and sold in 2000. The second company was ValueRich, a financial media company that was taken public on the American Stock Exchange in 2007. ValueRich transitioned from media related business to Twin Vee PowerCats, Inc. in 2015. Mr. Visconti has experience building teams of professionals with a focus on product development and bringing those products to market. Mr. Visconti received his Associate’s degree from Lynn University in 1984.

As previously disclosed, the Company is party to a lease agreement (the “Lease Agreement”), dated January 1, 2021, by and among the Company, Visconti Holdings, LLC, an entity owned and controlled by Mr. Visconti, and Twin Vee Inc., the Company’s former majority shareholder company. The Lease Agreement has a 5-year term, expiring on December 31, 2025, with an option to renew. The Lease Agreement was amended on December 30, 2025 and was converted to a month-to-month tenancy while the parties negotiate a subsequent lease agreement. During the month-to-month tenancy, the Company currently pays Visconti Holdings, LLC $36,456 per month plus applicable sales and use tax, which is currently 6.5% in St. Lucie County.

There are no family relationships between Mr. Visconti and any of the Company’s directors or executive officers. Other than as described above with regard to the Lease Agreement, Mr. Visconti does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Mr. Visconti was appointed as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2026	TWIN VEE POWERCATS CO. (Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President